Exhibit 99.1

News Release

For information contact:

Lisa Schultz

CNL Chief Communications and Human Capital Officer

(407) 650-1223

MACQUARIE CNL GLOBAL INCOME TRUST BREAKS ESCROW

— REIT to admit new stockholders on a daily basis —

(ORLANDO, Fla.) Oct. 8, 2010 – Macquarie CNL Global Income Trust, Inc. today announced that it has raised sufficient proceeds in its common stock offering to break escrow, has broken escrow and has now admitted initial investors as stockholders. New stockholders will continue to be admitted on a daily closing basis. The company accepts stockholders residing in 49 of the 50 states and in Washington, D.C., and Puerto Rico. Solicitations will not be made to, nor subscriptions accepted from, residents of Pennsylvania until after the company has accepted subscriptions totaling at least $75 million.

About Macquarie Group Limited

Macquarie is a global provider of banking, financial, advisory, investment and funds management services with total assets under management of approximately US$299 billion (as of March 31, 2010). Macquarie’s real estate business has operations in North America, Australia, Europe, Asia, South Africa and the United Arab Emirates.

About CNL Financial Group

CNL Financial Group, Inc. (CNL) is a leading private investment management firm providing global real estate and alternative investment opportunities. Since inception in 1973, CNL and/or its affiliates have formed or acquired companies with more than $24 billion in assets. CNL is headquartered in Orlando, Fla.

Forward-Looking Statements

Certain statements contained herein may be deemed to be forward-looking statements under federal securities laws and the company intends that such forward-looking statements be subject to the safe-harbor provisions created thereby. All forward-looking statements are qualified in their entirety by this cautionary statement and Macquarie CNL Global Income Trust and its related and affiliated companies assume no, and hereby disclaim any, obligation to update the forward-looking statements contained herein. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

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